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                                                              Exhibit 23.2




                          Independent Auditors' Consent
                          -----------------------------


The Board of Directors
Reinsurance Group of America, Incorporated:

We consent to incorporation by reference in the registration statement on Form S-8 of Reinsurance Group of America, Incorporated of our report dated February 7, 1997, relating to the consolidated balance sheets of Reinsurance Group of America, Incorporated and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and all related schedules, which report appears in the December 31, 1996 annual report on Form 10-K of Reinsurance Group of America, Incorporated.

                                       /s/ KPMG Peat Marwick LLP


                                           KPMG Peat Marwick LLP

St. Louis, Missouri
May 14, 1997